UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 1, 2024

Date of Report (Date of earliest event reported)

____________________

Progress Software Corporation

PROGRESS SOFTWARE CORP /MA

(Exact name of registrant as specified in its charter)

Delaware	0-19417	04-2746201
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15 Wayside Road, Suite 400

Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

(781) 280-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture and Notes

On March 1, 2024, Progress Software Corporation (the “Company”) issued and sold $450.0 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2030 (the “Notes”), pursuant to an indenture (the “Indenture”), dated as of March 1, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will pay interest semi-annually in arrears in cash on March 1 and September 1 of each year at a rate of 3.50% per year, commencing on September 1, 2024. The Notes will mature on March 1, 2030, unless earlier repurchased, redeemed or converted.

The Notes are the Company’s senior unsecured obligations that rank senior in right of payment to the Company’s indebtedness that is expressly subordinated to the Notes in right of payment, rank equally in right of payment with the Company’s senior unsecured indebtedness, effectively subordinated to the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

Prior to November 1, 2029, the Notes will be convertible at the option of the holder only under the following circumstances:

(i) during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending on May 31, 2024, if the Last Reported Sale Price (as defined in the Indenture) per share of the Company’s common stock exceeds 130% of the Conversion Price (as defined in the Indenture) for each of at least 20 Trading Days (as defined in the Indenture), whether or not consecutive, during the 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter;

(ii) during the five consecutive business days immediately after any ten consecutive Trading Day period (such ten consecutive trading day period, the “measurement period”) in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each Trading Day of the measurement period was less than 98% of the product of the Last Reported Sale Price per share of the Company’s common stock on such Trading Day and the Conversion Rate (as described below) on such Trading Day;

(iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in the Indenture; or

(iv) if the Company calls such Notes for redemption.

On or after November 1, 2029 until the close of business on the second Scheduled Trading Day (as defined in the Indenture) immediately before the maturity date, the Notes will be convertible at the option of the holder at any time.

The Notes will initially be convertible at a Conversion Rate of 14.7622 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial Conversion Price of approximately $67.74 per share of common stock. The Conversion Rate is subject to adjustment upon certain events. Upon conversion, the Company will settle conversions by paying or delivering, cash in an amount no less than $1,000 per $1,000 principal amount of Notes being converted, and, if applicable, shares of its common stock, at its election, based on the applicable Conversion Rate(s).

The Company will have the option to redeem the Notes, in whole or in part (subject to the partial redemption limitation described below), from time to time, on or after March 5, 2027 and on or before the 60th Scheduled Trading Day immediately before the maturity date if the Last Reported Sale Price per share of the Company’s common stock exceeds 130% of the Conversion Price on (1) each of at least 20 Trading Days, whether or not consecutive, during the 30 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the Company sends the related redemption notice; and (2) the Trading Day immediately before the date the Company sends such notice. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change (as defined in the Indenture) with respect to that Note (as described below). Pursuant to the partial redemption limitation, the Company may not elect to redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not subject to redemption as of the time it sends the related redemption notice.

Upon a Fundamental Change (as defined in the Indenture), holders may, subject to certain exceptions, require the Company to purchase their Notes in whole or in part for cash at a price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

In addition, upon a Make-Whole Fundamental Change, the Company will, under certain circumstances, increase the applicable Conversion Rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. No adjustment to the Conversion Rate will be made if the Stock Price (as defined in the Indenture) in such Make-Whole Fundamental Change is either less than $53.13 per share or greater than $425.00 per share. The Company will not increase the Conversion Rate to an amount that exceeds 18.8217 shares per $1,000 principal amount of Notes, subject to adjustment. The Indenture also contains a customary merger covenant.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $35,000,000; (vi) certain judgments rendered against the Company or any of its significant subsidiaries for the payment of at least $35,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or holders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On February 27, 2024 and February 28, 2024, in connection with the pricing of the Notes and the exercise by the initial purchasers of their option to purchase additional Notes, respectively, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the common stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the aggregate principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be approximately $92.98 per share of common stock, which represents a premium of approximately 75.00% over the last reported sale price of the common stock of $53.13 per share on February 27, 2024, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions (in each case entered into by the Company with the Option Counterparties), are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the Form of Capped Call Confirmation is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the full text of the Form of Capped Call Confirmation set forth in such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference. The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement, dated February 27, 2024, by and between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as the representatives of the initial purchasers named therein. The shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of March 1, 2024, between Progress Software Corporation and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 3.50% Convertible Senior Note due 2030 (included as Exhibit A in Exhibit 4.1)
10.1	Form of Capped Call Confirmation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Progress Software Corporation
Date: March 1, 2024
	By:	/s/ YuFan Stephanie Wang
	Name:	YuFan Stephanie Wang
	Title:	Chief Legal Officer and Secretary